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                                                                     EXHIBIT 11

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                                            Three Months Ended       Six Months Ended
                                                                                 June 30,               June 30,
                                                                            -------------------    -------------------
                                                                              1997       1996        1997       1996
                                                                            --------   --------    --------   --------
                                                                              (in thousands, except per share amounts)
Primary Earnings Per Share
     Income available to common shareholders:
     Income from continuing operations ..................................   $ 23,759   $ 20,827    $ 43,917   $ 38,056
     Less: Loss from discontinued operations ............................         --     (5,142)         --     (4,532)
                                                                            --------   --------    --------   --------

     Total ..............................................................   $ 23,759   $ 15,685    $ 43,917   $ 33,524
                                                                            ========   ========    ========   ========

     Weighted average number of common and common equivalent shares:
     Average common shares outstanding ..................................     27,959     27,863      27,989     27,856
     Add:  Dilutive effect of stock options after
             application of treasury stock method .......................        526        909         583        887
           Dilutive effect of preferred stock
             after application of "if converted" method .................      3,230      3,230       3,230      3,230
                                                                            --------   --------    --------   --------
     Total ..............................................................     31,715     32,002      31,802     31,973
                                                                            ========   ========    ========   ========

     Earnings (loss) per share:
     Income from continuing operations ..................................   $    .75   $    .65    $   1.38   $   1.19
     Loss from discontinued operations ..................................         --       (.16)         --       (.14)
                                                                            --------   --------    --------   --------

     Total ..............................................................   $    .75   $    .49    $   1.38   $   1.05
                                                                            ========   ========    ========   ========

Fully Diluted Earnings Per Share
     Income available to common shareholders:
     Income from continuing operations ..................................   $ 23,759   $ 20,827    $ 43,917   $ 38,056
     Less: Loss from discontinued operations ............................         --     (5,142)         --     (4,532)
                                                                            --------   --------    --------   --------

     Total ..............................................................   $ 23,759   $ 15,685    $ 43,917   $ 33,524
                                                                            ========   ========    ========   ========

     Weighted average number of common and all dilutive contingent shares:
     Average common shares outstanding ..................................     27,959     27,863      27,989     27,856
     Add:  Dilutive effect of stock options after
             application of treasury stock method .......................        684        938         686        962
           Dilutive effect of preferred stock
             after application of "if converted" method .................      3,910      3,910       3,910      3,910
                                                                            --------   --------    --------   --------
     Total ..............................................................     32,553     32,711      32,585     32,728
                                                                            ========   ========    ========   ========

     Earnings (loss) per share:
     Income from continuing operations ..................................   $    .73   $    .64    $   1.35   $   1.16
     Loss from discontinued operations ..................................         --       (.16)         --       (.14)
                                                                            --------   --------    --------   --------
     Total ..............................................................   $    .73   $    .48    $   1.35   $   1.02
                                                                            ========   ========    ========   ========





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